News Release
Republic First Bancorp, Inc.
July 20, 2017

REPUBLIC FIRST BANCORP, INC. REPORTS SECOND QUARTER FINANCIAL RESULTS
NET INCOME INCREASES 101% - ASSETS GROW 29% - TWO NEW STORES OPEN

Philadelphia, PA, July 20, 2017 (PR Newswire) – Republic First Bancorp, Inc. (NASDAQ: FRBK), the holding company for Republic Bank, today announced its financial results for the period ended June 30, 2017.

	Three Months Ended
($ in millions, except per share data)	06/30/17	06/30/16	% Change

Assets	$2,043.5	$1,581.6	29%
Loans	1,066.5	929.8	15%
Deposits	1,732.4	1,434.3	21%
Total Revenue	$22.3	$16.2	37%
Net Income	2.1	1.0	101%
Net Income per Share	$0.04	$0.03	33%

Vernon W. Hill, II, Chairman of Republic First Bancorp said:

 "The Power of Red is Back expansion campaign continues to deliver strong results. Our ability to offer an exceptional in-store experience combined with terrific on-line and mobile banking options is creating new fans throughout our footprint, driving strong growth in assets, loans and deposits. In addition, we continue to improve profitability on a consistent basis despite the significant investments required to proceed with our growth strategy."

Harry D. Madonna, President and Chief Executive Officer of Republic First Bancorp added:

 "Our growth and expansion plan continues to produce tremendous results. The recent grand openings in Cherry Hill and Sicklerville were met with overwhelming acceptance from new FANS in those communities. With additional sites in Medford, NJ and Fairless Hills, PA scheduled to open in the coming weeks the momentum behind our strategy continues to build. The results are a testament to the strength of our model and the unmatched commitment to customer service by every member of the Republic Bank Team."

Highlights for the Period Ended June 30, 2017

•	Total assets increased by $462 million, or 29%, to $2.0 billion as of June 30, 2017 compared to $1.6 billion as of June 30, 2016.

•	Total deposits increased by $298 million, or 21%, to $1.7 billion as of June 30, 2017 compared to $1.4 billion as of June 30, 2016.

•
Net income increased by 101% to $2.1 million, or $0.04 per share, for the three months ended June 30, 2017 compared to $1.0 million, or $0.03 per share, for the three months ended June 30, 2016. The Company continues to open new stores and increase net income despite the additional costs associated with the expansion strategy.

•
New stores were recently opened in Cherry Hill and Sicklerville, NJ bringing the total store count to twenty-one. Stores in Medford, NJ and Fairless Hills, PA are currently under construction and scheduled to open during the third quarter. There are also several additional sites in various stages of development for future store locations.

•	Total loans grew $137 million, or 15%, to $1.1 billion as of June 30, 2017 compared to $930 million at June 30, 2016.

•
The Company's residential mortgage division, Oak Mortgage, is serving the home financing needs of customers throughout its footprint. Oak originated over $100 million in loans during the second quarter of 2016.

•
SBA lending continued to be an important part of the Company's lending strategy. More than $11 million in new SBA loans were originated during the three month period ended June 30, 2017. Our team is ranked among the Top 5 SBA Lenders in the New Jersey and southeastern Pennsylvania market based on the dollar volume of loan originations.

•	The Company's Total Risk-Based Capital ratio was 17.94% and Tier I Leverage Ratio was 12.09% at June 30, 2017.

•	Book value per common share increased to $3.90 as of June 30, 2017 compared to $3.13 as of June 30, 2016.

Income Statement

The major components of the income statement are as follows (dollars in thousands, except per share data):

	Three Months Ended			Six Months Ended
	06/30/17	06/30/16	% Change	06/30/17	06/30/16	% Change

Total Revenue	$22,300	$16,240	37%	$42,825	$31,414	36%
Provision for Loan Losses	500	650	(23%)	500	950	(47%)
Non-interest Expenses	17,685	12,967	36%	34,489	25,310	36%
Net Income	2,059	1,023	101%	3,846	2,108	82%
Net Income per Share	$0.04	$0.03	33%	$0.07	$0.05	40%

The Company reported net income of $2.1 million, or $0.04 per share, for the three month period ended June 30, 2017, compared to net income of $1.0 million, or $0.03 per share, for the three month period ended June 30, 2016. Net income for the six month period ended June 30, 2017 was $3.8 million, or $0.07 per share, compared to net income of $2.1 million, or $0.05 per share, for the six months ended June 30, 2016.

Total revenue increased by $6.1 million, or 37%, to $22.3 million for the three month period ended June 30, 2017, compared to $16.2 million for the three month period ended June 30, 2016.  This increase is primarily attributable to revenue from the residential mortgage division which was acquired in July 2016. Revenue also increased due to higher interest income as a result of the strong growth in interest-earning assets over the last twelve months driven by the Company's "Power of Red is Back" expansion program.

Non-interest income increased to $5.0 million for the three month period ended June 30, 2017 compared to $3.0 million for the three month period ended June 30, 2016.  This increase was due to $3.0 million in mortgage banking income, driven primarily by loan sales.

Non-interest expenses increased by $4.7 million, or 36%, to $17.7 million during the three month period ended June 30, 2017 compared to $13.0 million during the three months ended June 30, 2016. This increase was mainly caused by the addition of expenses related to the residential mortgage division. Salaries and employee benefits were also higher at the Bank as a result of annual merit increases along with increased staffing levels related to our growth strategy of adding and relocating stores. Occupancy and equipment expenses associated with the growth and relocation strategy also contributed to the increase in non-interest expenses.

Balance Sheet

The major components of the balance sheet are as follows (dollars in thousands):

Description	06/30/17	06/30/16	% Change	03/31/17	% Change

Total assets	$ 2,043,487	$ 1,581,637	29%	$ 1,968,588	4%
Total loans (net)	1,057,056	920,993	15%	1,016,962	4%
Total deposits	1,732,431	1,434,251	21%	1,720,512	1%
Total core deposits	1,731,866	1,429,729	21%	1,720,245	1%

Total assets increased by $461.9 million, or 29%, as of June 30, 2017 when compared to June 30, 2016.  Deposits grew by $298.2 million to $1.7 billion as of June 30, 2017 compared to $1.4 billion as of June 30, 2016. The number of deposit accounts has grown by 35% during the past twelve months. The strong growth in assets, loans and deposits has been driven by the addition of new stores and the successful execution of the Company's aggressive growth strategy referred to as "The Power of Red is Back."

Core Deposits

Core deposits by type of account are as follows (dollars in thousands):

Description	06/30/17	06/30/16	% Change	03/31/17	% Change	2nd Qtr 2017 Cost of Funds

Demand noninterest-bearing	$ 370,270	$ 281,496	32%	$ 364,278	2%	0.00%
Demand interest-bearing	647,501	472,575	37%	629,583	3%	0.42%
Money market and savings	607,859	574,050	6%	620,218	(2%)	0.49%
Certificates of deposit	106,236	101,608	5%	106,166	-%	1.12%
Total core deposits	$ 1,731,866	$1,429,729	21%	$ 1,720,245	1%	0.40%

Core deposits increased to $1.7 billion at June 30, 2017 compared to $1.4 billion at June 30, 2016 as the Company moves forward with its growth strategy to increase the number of stores and expand its customer-centric banking model which drives the gathering of low-cost, core deposits. The Company recognized strongest growth in demand accounts on a year to year basis as a result of the successful execution of its strategy. On a linked quarter basis, a reduction in money market and savings balances in the second quarter of 2017 offset growth in the demand categories.

Lending

Loans by type are as follows (dollars in thousands):

Description	06/30/17	% of Total	06/30/16	% of Total	03/31/17	% of Total

Commercial real estate	$ 412,695	39%	$ 369,784	40%	$394,840	39%
Construction and land development	83,571	8%	40,462	4%	78,636	7%
Commercial and industrial	176,949	16%	199,149	21%	188,873	18%
Owner occupied real estate	285,479	27%	265,245	29%	273,996	27%
Consumer and other	68,530	6%	52,776	6%	67,146	7%
Residential mortgage	39,286	4%	2,338	0%	22,652	2%
Gross loans	$1,066,510	100%	$929,754	100%	$1,026,143	100%

Gross loans increased by $136.8 million, or 15%, to $1.1 billion at June 30, 2017 compared to $929.8 million at June 30, 2016 as a result of the steady flow in quality loan demand over the last twelve months and continued success with the relationship banking model. The Company experienced strong growth across most loan categories.

Asset Quality

The Company's non-performing asset balances and asset quality ratios are highlighted below:

	Three Months Ended
	06/30/17	03/31/17	06/30/16

Non-performing assets / capital and reserves	12%	13%	24%
Non-performing assets / total assets	1.41%	1.45%	1.95%
Quarterly net loan charge-offs / average loans	0.09%	(0.01%)	0.40%
Allowance for loan losses / gross loans	0.89%	0.89%	0.94%
Allowance for loan losses / non-performing loans	50%	50%	47%

The percentage of non-performing assets to total assets decreased to 1.41% at June 30, 2017, compared to 1.95% at June 30, 2016.  The ratio of non-performing assets to capital and reserves decreased to 12% at June 30, 2017 compared to 24% at June 30, 2016 primarily as a result of the completion of the common stock offering during the fourth quarter of 2016.

Capital

The Company's capital ratios at June 30, 2017 were as follows:

	Actual 06/30/17	Regulatory Guidelines "Well Capitalized"

Leverage Ratio	12.09%	5.00%
Common Equity Ratio	15.71%	6.50%
Tier 1 Risk Based Capital	17.26%	8.00%
Total Risk Based Capital	17.94%	10.00%
Tangible Common Equity	10.63%	n/a

Total shareholders' equity increased to $222.3 million at June 30, 2017 compared to $118.6 million at June 30, 2016. Book value per common share increased to $3.90 at June 30, 2017 compared to $3.13 per share at June 30, 2016.  The Company completed a common stock offering in the amount of $100 million during the fourth quarter of 2016.

About Republic Bank

Republic Bank, a subsidiary of Republic First Bancorp, Inc., is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its twenty one stores located in the Greater Philadelphia and Southern New Jersey market place.  Republic Bank stores are open 7 days a week, 361 days a year, with extended lobby and drive-thru hours providing customers with the most convenient hours compared to any bank in its market.  The Bank offers free checking, free coin counting, ATM/Debit cards issued on the spot and access to more than 55,000 surcharge free ATMs worldwide via the Allpoint Network. The Bank also offers a wide range of residential mortgage products through its wholly owned subsidiary, Oak Mortgage Company. For more information about Republic Bank, visit www.myrepublicbank.com.

Forward Looking Statements

The Company may from time to time make written or oral "forward-looking statements", including statements contained in this release and in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein, including those related to our Five Year Strategic Goals, are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements.  For example, risks and uncertainties can arise with changes in: general economic conditions, including turmoil in the financial markets and related efforts of government agencies to stabilize the financial system; the adequacy of our allowance for loan losses and our methodology for determining such allowance; adverse changes in our loan portfolio and credit risk-related losses and expenses; concentrations within our loan portfolio, including our exposure to commercial real estate loans, and to our primary service area; changes in interest rates; business conditions in the financial services industry, including competitive pressure among financial services companies, new service and product offerings by competitors, price pressures and similar items; deposit flows; loan demand; the regulatory environment, including evolving banking industry standards, changes in legislation or regulation; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act; our securities portfolio and the valuation of our securities; accounting principles, policies and guidelines as well as estimates and assumptions used in the preparation of our financial statements; rapidly changing technology; litigation liabilities, including costs, expenses, settlements and judgments; and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.  You should carefully review the risk factors described in the Form 10-K for the year ended December 31, 2016 and other documents the Company files from time to time with the Securities and Exchange Commission. The words "would be," "could be," "should be," "probability," "risk," "target," "objective," "may," "will," "estimate," "project," "believe," "intend," "anticipate," "plan," "seek," "expect" and similar expressions or variations on such expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Source:	Republic First Bancorp, Inc.

Contact:	Frank A. Cavallaro, CFO (215) 735-4422

Republic First Bancorp, Inc.
Consolidated Balance Sheets
(Unaudited)

	June 30,	March 31,	June 30,
(dollars in thousands, except per share amounts)	2017	2017	2016

ASSETS
Cash and due from banks	$28,247	$25,119	$18,561
Interest-bearing deposits and federal funds sold	59,750	11,472	93,211
Total cash and cash equivalents	87,997	36,591	111,772

Securities - Available for sale	345,182	362,328	253,289
Securities - Held to maturity	409,373	421,850	199,074
Restricted stock	3,878	1,366	1,367
Total investment securities	758,433	785,544	453,730

Loans held for sale	29,547	25,098	5,487

Loans receivable	1,066,510	1,026,143	929,754
Allowance for loan losses	(9,454)	(9,181)	(8,761)
Net loans	1,057,056	1,016,962	920,993

Premises and equipment	65,471	58,926	53,617
Other real estate owned	9,909	9,944	11,974
Other assets	35,074	35,523	24,064

Total Assets	$2,043,487	$1,968,588	$1,581,637

LIABILITIES
Non-interest bearing deposits	$370,270	$364,278	$281,496
Interest bearing deposits	1,362,161	1,356,234	1,152,755
Total deposits	1,732,431	1,720,512	1,434,251

Short-term borrowings	55,000	-	-
Subordinated debt	21,656	21,648	21,866
Other liabilities	12,079	8,104	6,950

Total Liabilities	1,821,166	1,750,264	1,463,067

SHAREHOLDERS' EQUITY
Common stock - $0.01 par value	575	574	384
Additional paid-in capital	255,215	254,403	153,476
Accumulated deficit	(24,042)	(26,101)	(30,725)
Treasury stock at cost	(3,725)	(3,725)	(3,725)
Stock held by deferred compensation plan	(183)	(183)	(183)
Accumulated other comprehensive loss	(5,519)	(6,644)	(657)

Total Shareholders' Equity	222,321	218,324	118,570

Total Liabilities and Shareholders' Equity	$2,043,487	$1,968,588	$1,581,637

Republic First Bancorp, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(in thousands, except per share amounts)	2017	2017	2016	2017	2016

INTEREST INCOME
Interest and fees on loans	$12,330	$11,199	$10,323	$23,529	$20,254
Interest and dividends on investment securities	4,931	4,927	2,799	9,858	5,567
Interest on other interest earning assets	70	61	87	131	150
Total interest income	17,331	16,187	13,209	33,518	25,971

INTEREST EXPENSE
Interest on deposits	1,722	1,602	1,323	3,324	2,488
Interest on borrowed funds	342	366	289	708	595
Total interest expense	2,064	1,968	1,612	4,032	3,083

Net interest income	15,267	14,219	11,597	29,486	22,888
Provision for loan losses	500	-	650	500	950

Net interest income after provision for loan losses	14,767	14,219	10,947	28,986	21,938

NON-INTEREST INCOME
Service fees on deposit accounts	907	846	654	1,753	1,224
Mortgage banking income	2,971	2,421	-	5,392	-
Gain on sale of SBA loans	796	688	1,749	1,484	2,582
Gain (loss) on sale of investment securities	(61)	-	358	(61)	654
Other non-interest income	356	383	270	739	983
Total non-interest income	4,969	4,338	3,031	9,307	5,443

NON-INTEREST EXPENSE
Salaries and employee benefits	9,389	8,582	6,551	17,971	12,603
Occupancy and equipment	2,873	2,890	2,243	5,763	4,617
Legal and professional fees	633	681	519	1,314	968
Foreclosed real estate	612	346	323	958	908
Regulatory assessments and related fees	324	329	373	653	715
Other operating expenses	3,854	3,976	2,958	7,830	5,499
Total non-interest expense	17,685	16,804	12,967	34,489	25,310

Income before benefit for income taxes	2,051	1,753	1,011	3,804	2,071

Benefit for income taxes	(8)	(34)	(12)	(42)	(37)

Net income	$2,059	$1,787	$1,023	$3,846	$2,108

Net Income per Common Share
Basic	$0.04	$0.03	$0.03	$0.07	$0.06
Diluted	$0.04	$0.03	$0.03	$0.07	$0.05

Average Common Shares Outstanding
Basic	56,945	56,824	37,882	56,885	37,860
Diluted	58,301	58,049	38,422	58,165	38,344

Republic First Bancorp, Inc.
Average Balances and Net Interest Income
(unaudited)

	For the three months ended			For the three months ended			For the three months ended
(dollars in thousands)	June 30, 2017			March 31, 2017			June 30, 2016

		Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$28,691	$70	0.98%	$23,929	$61	1.03%	$72,517	$87	0.48%
Securities	782,121	5,013	2.56%	808,029	5,032	2.49%	460,161	2,895	2.52%
Loans receivable	1,065,313	12,470	4.70%	1,008,329	11,338	4.56%	921,274	10,445	4.56%
Total interest-earning assets	1,876,125	17,553	3.75%	1,840,287	16,431	3.62%	1,453,952	13,427	3.71%

Other assets	111,493			101,820			93,555

Total assets	$1,987,618			$1,942,107			$1,547,507

Interest-bearing liabilities:

Demand non interest-bearing	$355,325			$329,015			$266,996
Demand interest-bearing	659,859	695	0.42%	620,090	608	0.40%	481,994	503	0.42%
Money market & savings	602,710	732	0.49%	607,181	698	0.47%	574,207	637	0.45%
Time deposits	105,820	295	1.12%	107,923	296	1.11%	77,856	183	0.95%
Total deposits	1,723,714	1,722	0.40%	1,664,209	1,602	0.39%	1,401,053	1,323	0.38%

Total interest-bearing deposits	1,368,389	1,722	0.50%	1,335,194	1,602	0.49%	1,134,057	1,323	0.47%

Other borrowings	35,119	342	3.91%	53,138	366	2.79%	22,476	289	5.17%

Total interest-bearing liabilities	1,403,508	2,064	0.59%	1,388,332	1,968	0.57%	1,156,533	1,612	0.56%
Total deposits and
other borrowings	1,758,833	2,064	0.47%	1,717,347	1,968	0.46%	1,423,529	1,612	0.46%

Non interest-bearing liabilities	8,345			8,295			6,871
Shareholders' equity	220,440			216,465			117,107
Total liabilities and
shareholders' equity	$1,987,618			$1,942,107			$1,547,507

Net interest income		$15,489			$14,463			$11,815
Net interest spread			3.16%			3.05%			3.15%

Net interest margin			3.31%			3.19%			3.27%

Note: The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Average Balances and Net Interest Income
(unaudited)

	For the six months ended			For the six months ended
(dollars in thousands)	June 30, 2017			June 30, 2016

		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$26,323	$131	1.00%	$59,813	$150	0.50%
Securities	795,003	10,045	2.53%	448,837	5,757	2.57%
Loans receivable	1,036,979	23,808	4.63%	904,387	20,491	4.56%
Total interest-earning assets	1,858,305	33,984	3.69%	1,413,037	26,398	3.76%

Other assets	106,683			90,620

Total assets	$1,964,988			$1,503,657

Interest-bearing liabilities:

Demand non interest-bearing	$342,243			$264,403
Demand interest-bearing	640,084	1,303	0.41%	447,276	918	0.41%
Money market & savings	604,933	1,430	0.48%	566,833	1,246	0.44%
Time deposits	106,866	591	1.12%	71,635	324	0.91%
Total deposits	1,694,126	3,324	0.40%	1,350,147	2,488	0.37%

Total interest-bearing deposits	1,351,883	3,324	0.50%	1,085,744	2,488	0.46%

Other borrowings	44,078	708	3.24%	29,952	595	3.99%

Total interest-bearing liabilities	1,395,961	4,032	0.58%	1,115,696	3,083	0.56%
Total deposits and
other borrowings	1,738,204	4,032	0.47%	1,380,099	3,083	0.45%

Non interest-bearing liabilities	8,307			7,211
Shareholders' equity	218,477			116,347
Total liabilities and
shareholders' equity	$1,964,988			$1,503,657

Net interest income		$29,952			$23,315
Net interest spread			3.11%			3.20%

Net interest margin			3.25%			3.32%

Note: The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

				Year
	Three months ended			ended	Six months ended
	June 30,	March 31,	June 30,	Dec 31	June 30,	June 30,
(dollars in thousands)	2017	2017	2016	2016	2017	2016

Balance at beginning of period	$9,181	$9,155	$9,029	$8,703	$9,155	$8,703

Provision charged to operating expense	500	-	650	1,557	500	950
	9,681	9,155	9,679	10,260	9,655	9,653

Recoveries on loans charged-off:
Commercial	30	36	8	169	66	80
Consumer	1	-	-	2	1	-
Total recoveries	31	36	8	171	67	80

Loans charged-off:
Commercial	(253)	(8)	(926)	(1,265)	(261)	(972)
Consumer	(5)	(2)	-	(11)	(7)	-

Total charged-off	(258)	(10)	(926)	(1,276)	(268)	(972)

Net charge-offs	(227)	26	(918)	(1,105)	(201)	(892)

Balance at end of period	$9,454	$9,181	$8,761	$9,155	$9,454	$8,761

Net charge-offs as a percentage of
average loans outstanding	0.09%	-0.01%	0.40%	0.12%	0.04%	0.20%

Allowance for loan losses as a percentage
of period-end loans	0.89%	0.89%	0.94%	0.95%	0.89%	0.94%

Republic First Bancorp, Inc.
Summary of Non-Performing Loans and Assets
(unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2017	2017	2016	2016	2016

Non-accrual loans:
Commercial real estate	$17,703	$17,695	$17,758	$18,331	$18,070
Consumer and other	817	834	836	1,007	772
Total non-accrual loans	18,520	18,529	18,594	19,338	18,842

Loans past due 90 days or more
and still accruing	293	-	302	153	-

Total non-performing loans	18,813	18,529	18,896	19,491	18,842

Other real estate owned	9,909	9,944	10,174	10,271	11,974

Total non-performing assets	$28,722	$28,473	$29,070	$29,762	$30,816

Non-performing loans to total loans	1.76%	1.81%	1.96%	2.06%	2.03%

Non-performing assets to total assets	1.41%	1.45%	1.51%	1.72%	1.95%

Non-performing loan coverage	50.25%	49.55%	48.45%	48.50%	46.50%

Allowance for loan losses as a percentage
of total period-end loans	0.89%	0.89%	0.95%	1.00%	0.94%

Non-performing assets / capital plus
allowance for loan losses	12.39%	12.52%	12.97%	23.05%	24.20%